Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of

The Sarbanes-Oxley Act of 2002

I, John Saunders, certify, that, to my knowledge, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Forum Markets, Incorporated on Form 10-Q for the quarter ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Forum Markets, Incorporated at the dates and for the periods indicated.

Dated: May 15, 2026

/s/ John Saunders
John Saunders
Chief Financial Officer
(Principal Financial/Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Forum Markets, Incorporated and will be retained by Forum Markets, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.